Exhibit 10.33
BRIDGEPOINT EDUCATION, INC. INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into as of the      day of     ____________, 20__ (the “Agreement”), by and between Bridgepoint Education, Inc., a Delaware corporation (the “Company”), and _______________ (“Indemnitee”), with reference to the following facts:

A.The Company desires the benefits of having Indemnitee serve as an officer and/or director secure in the knowledge that any expenses, liability and/or losses incurred by him or her in his or her good faith service to the Company will be borne by the Company or its successors and assigns.

B.Indemnitee is willing to serve in his or her position with the Company only on the condition that he or she be indemnified for such expenses, liability and/or losses.

C.The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and agents of a corporation at reasonable cost.

D.The Company and Indemnitee recognize that there has been an increase in litigation against corporate directors, officers and agents.

E.Article 7 of the Company's Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) provides that, to the fullest extent permitted by Delaware Law, no director or officer of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed by such director or officer, as applicable, to the Company or its stockholders; provided, however, that liability of any director or officer shall not be eliminated or limited for acts or omissions which involve any breach of a director's or officer's duty of loyalty to this corporation or its stockholders, acts or omissions not in good faith, intentional misconduct, fraud or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware or for transactions from which the officer or director derived an improper personal benefit.

F.Article VIII of the Company's Second Amended and Restated Bylaws (“Bylaws”) provides that the Company shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the Company, or by reason of any action or inaction on the part of such person while acting as a director or officer of the Company, against expenses, judgments, fines, settlements (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by such person in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1    “Agent” shall mean any person who is or was a director, officer, employee or agent of the Company, or a subsidiary of the Company whether serving in such capacity or as a director, officer, employee, agent, fiduciary or other official of another corporation, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.
1.2    “Beneficial Owner” shall have the meaning given to the term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

1.3    “Change of Control” shall mean, solely for purposes of this Agreement, the occurrence of any of the following events after the date of this Agreement:

(a)    The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company or Warburg Pincus & Co. and its affiliated entities and investment funds) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities representing more than 25% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis ("Company Voting Securities"); provided, however, that such acquisition will not constitute a Change of Control hereunder if a majority of the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity;

(b)    The sale, transfer or other disposition of 50% or more of the Company's assets to one or more unaffiliated individual(s), entities or groups; or

(c)    When a majority of the members of the Board of Directors of the Company will not be Company Directors.

“Company Directors” will mean (A) individuals who as of the date of this Agreement are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date of this Agreement for whose election proxies will have been solicited by the Board, or (C) any individual appointed to the Board to fill vacancies of the Board caused by death or voluntary resignation (but not by removal) or to fill newly created directorships.

A transaction will not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

1.4    “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

1.5    “Expenses” shall include, without limitation, (a) all reasonable direct and indirect costs incurred, paid or accrued, (b) all reasonable attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, (c) all other reasonable disbursements and out-of-pocket expenses, and (d) amounts paid in settlement, to the extent not prohibited by Delaware Law.

1.6    “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (a) the Company, the Board, any committee of the Board, an affiliate of the Company or Indemnitee in any matter material to either party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

1.7    “Liabilities” shall mean liabilities of any type whatsoever, including, but not limited to, judgments, arbitral awards, fines, ERISA or other excise taxes and penalties, and amounts paid in settlement (including all interest, assessments or other charges paid or payable in connection with any of the foregoing).

1.8    “Delaware Law” means the Delaware General Corporation Law, as amended and in effect from time to time or any successor or other statutes of Delaware having similar import and effect.

1.9    “Proceeding” shall mean any pending, threatened or completed action, hearing, suit or any other proceeding, whether civil, criminal, arbitrative, administrative, investigative or any alternative dispute resolution mechanism, including without limitation any Proceeding brought by or in the right of the Company, in which Indemnitee was, is or will be involved as a party, witness or otherwise, by reason of the fact that Indemnitee is or was an Agent of the Company, by reason of any action taken by him or her or any inaction on his or her part while acting as an Agent of the Company, whether or not he or she is acting or serving in any such capacity at the time any such Proceeding commences or is ongoing.

1.10    “Voting Securities” means any securities of the Company that vote generally in the election of directors.

2.Employment Rights and Duties. Subject to any other obligations imposed on either of the parties by contract or by law, and with the understanding that this Agreement is not intended to confer employment rights on either party which they did not possess on the date of its execution, Indemnitee agrees to serve as a director or officer so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate and Bylaws of the Company or any subsidiary of the Company and until such time as he or she resigns or fails to stand for election or until his or her employment terminates. Indemnitee may from time to time also perform other services at the request, or for the convenience of, or otherwise benefiting the Company. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position. For sake of clarity, in the event of such resignation or removal, this Agreement shall survive according to its terms.

3.	Directors' and Officers' Insurance.

3.1    The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 3.3, shall maintain directors' and officers' insurance in full force and effect.

3.2    In all policies of directors' and officers' insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

3.3    The Company shall maintain directors' and officers' insurance unless the Board determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount and/or scope of coverage provided to the insureds (other than the Company), or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit to the insureds (other than the Company); provided, however, that if Indemnitee is not then serving as a director of the Company, then the Company must provide notice to Indemnitee, no less than thirty (30) days prior to the effective date of cancellation, expiration or non-renewal of the then-current directors' and officers' insurance policy, of the Board's determination, or the possibility of such a determination, to discontinue maintenance of directors' and officers' insurance in accordance with the exception set forth in this Section 3.3, and the Company shall in good faith request that the Board reconsider any such determination based on information that Indemnitee or his or her insurance broker is able to provide concerning the availability, costs and benefits of continued insurance coverage. Failure of the Company to provide the required notice shall render the exception to the obligation to continue to maintain directors' and officers' insurance set forth in this Section 3.3 inapplicable. In the event the Company properly relies on the exception to the obligation to continue to maintain directors' and officers' insurance set forth in this Section 3.3, the Company shall purchase, prior to the deadline therefor, the maximum “option extension period,” “discovery period” or similar benefit available under the last directors' and officers' insurance policy in effect, providing to Indemnitee continuing coverage following policy expiration for a premium which is fixed by the terms of such last policy in effect; or, if such coverage may be purchased only by Indemnitee, the Company shall pay directly for, or reimburse Indemnitee for the cost of, Indemnitee's purchase of such coverage.

3.4    If, at the time of the receipt by the Company of a notice of a “Claim” as that term or any similar term is defined under any policy of directors' and officers' liability insurance maintained by the Company, the Company shall give prompt notice of the commencement of such Claim to the insurer(s) in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

4.Indemnification. The Company shall indemnify Indemnitee to the fullest extent authorized or permitted by Delaware Law in effect on the date hereof, and as Delaware Law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Delaware Law permitted the Company to provide before such amendment). Without in any way diminishing the scope of the indemnification provided by this Section 4, the Company shall indemnify Indemnitee if and whenever he or she is or was a witness, a participant or a party or is threatened to be made a witness, a participant or a party to any Proceeding, against all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 5, 6 and 7 below.

5.	Payment of Expenses.

5.1    All Expenses incurred by or on behalf of Indemnitee shall be advanced by the Company to Indemnitee within thirty (30) days, notwithstanding any other time specified in the Certificate or Bylaws to the contrary, after the receipt by the Company of a written request for such advance which may be made from time to time, whether prior to or after final disposition of a Proceeding (unless there has been a final determination by a court of competent jurisdiction or arbitrator that Indemnitee is not entitled to be indemnified for such Expenses). Indemnitee's entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination, an adjudication or an award in arbitration pursuant to this Agreement. The requests shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith. In connection with any request to advance Expenses, and as required under Delaware General Corporation Law § 145(e), Indemnitee shall execute and deliver to the Company an undertaking to repay the amounts advanced pursuant to this Agreement if it shall ultimately be determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement. Indemnitee shall, at the Company's request, provide an additional undertaking to such effect in connection with any Proceeding in which Indemnitee requests advancement of Expenses hereunder.

5.2    Subject to Section 10.1 but notwithstanding any other provision in this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

6.	Procedure for Determination of Entitlement to Indemnification.

6.1    Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification (the “Indemnification Request”) to the Company to the attention of the Chief Executive Officer with copies to the Secretary and the General Counsel. This request shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to Indemnitee. Determination of Indemnitee's entitlement to indemnification shall be made no later than sixty (60) days after receipt of the Indemnification Request. The Chief Executive Officer or the Secretary or the General Counsel shall, promptly upon receipt of Indemnitee's Indemnification Request, advise the Board in writing that Indemnitee has made such request for indemnification. Prior to any determination, Indemnitee shall, at the Company’s request, execute and deliver to the Company an undertaking, consistent with Delaware General Corporation Law § 145(e), to repay the amounts of indemnification requested pursuant to this Agreement if it shall ultimately be determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement.

6.2    Following receipt by the Company of an Indemnification Request, an initial determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of Directors: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (4) by a majority vote of the stockholders of the Company. Notwithstanding the foregoing, following a Change of Control, the determination shall be made by Independent Counsel pursuant to clause (3) above. The Company agrees to bear any and all Expenses reasonably incurred by Indemnitee or the Company in connection with the determination of Indemnitee's entitlement to indemnification by any of the above methods.

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7.Presumptions and Effect of Certain Proceedings. Upon making an Indemnification      Request, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the
Company shall have the burden of proof by clear and convincing evidence to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (a) adversely affect the rights of Indemnitee to indemnification except as indemnification may be expressly prohibited under this Agreement, (b) create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or
(c) with respect to any criminal action or proceeding, create a presumption that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

8.Remedies of Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses.

8.1    In the event that (a) an initial determination is made that Indemnitee is not entitled to indemnification, (b) advances for Expenses are not made when and as required by this Agreement, (c) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or (d) Indemnitee otherwise seeks enforcement of this Agreement, pursuant to Delaware General Corporation Law § 145(k), Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware of his or her entitlement to such indemnification or advance. Alternatively, Indemnitee at his or her option may seek an award in arbitration. If the parties are unable to agree on an arbitrator within twenty (20) days, the parties shall provide JAMS (“JAMS”) with a statement of the nature of the dispute and the desired qualifications of the arbitrator. JAMS will then provide a list of three available arbitrators. Each party may strike one of the names on the list, and the remaining person will serve as the arbitrator. If both parties strike the same person, JAMS will select the arbitrator from the other two names. The arbitration award shall be made within ninety (90) days following the demand for arbitration. Except as set forth herein, the provisions of Delaware law shall apply to any such arbitration. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof by clear and convincing evidence to overcome that presumption.

8.2    A court or arbitrator to which Indemnitee may apply for enforcement of this Agreement shall give no deference or weight to an initial determination made by the Company pursuant to the methods set forth in Section 6.2 above that, in whole or in part, Indemnitee is not entitled to indemnification.

8.3    If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in the absence of (a) a misrepresentation of a material fact by Indemnitee in the request for indemnification or (b) a specific finding (which has become final) by a court of competent jurisdiction or arbitrator that all or any part of such indemnification is expressly prohibited by law.

8.4    The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the Company, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

8.5    The Company agrees not to assert that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and not to make any assertion to the contrary.

8.6    Expenses reasonably incurred by Indemnitee in connection with his or her Indemnification Request under, seeking enforcement of, or to recover damages for breach of this Agreement shall be borne and advanced by the Company, unless a court of competent jurisdiction or arbitrator determines that each and every material assertion made by Indemnitee in such action was either not made in good faith or was frivolous.

9.Other Rights to Indemnification. Subject to the thirty-day (30) period for advancement provided in Section 5.1, Indemnitee's rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under applicable law, the Certificate, the Bylaws, an employment agreement, a vote of stockholders or Disinterested Directors, insurance or other financial arrangements or otherwise.

10.Limitations on Indemnification. No indemnification pursuant to Section 4 shall be paid by the Company nor shall Expenses be advanced pursuant to Section 4:

10.1    Insurance. To the extent that Indemnitee is reimbursed pursuant to such insurance as may exist for Indemnitee's benefit. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company, consistent with Section 15.3, any claims under such insurance to the extent Indemnitee is paid by the Company. Indemnitee shall reimburse the Company for any sums he or she receives as indemnification from other sources to the extent of any amount paid to him or her for that purpose by the Company;

10.2    Section 16(b). On account and to the extent of any wholly or partially successful claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) or the Securities Exchange Act of 1934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law; or

10.3    Indemnitee's Proceedings. In connection with all or any part of a Proceeding which      is initiated or maintained by or on behalf of Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (a) such indemnification is expressly required to be made by Delaware Law, (b) the Proceeding was authorized by a majority of the Disinterested Directors,
(c) there has been a Change of Control or (d) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Delaware Law.

11.Duration and Scope of Agreement; Binding Effect. This Agreement shall continue so long as Indemnitee shall be subject to any possible Proceeding. This Agreement shall be binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

12.Notice by Indemnitee and Defense of Claims. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, arbitrative, administrative or investigative; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee if such omission does not actually prejudice the Company's rights and, if such omission does prejudice the Company's rights, it will relieve the Company from liability only to the extent of such prejudice; nor will such omission relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding:

12.1    The Company will be entitled to participate therein at its own expense;

12.2    Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof and the assumption of such defense, the Company will not be liable to Indemnitee under this Agreement for any attorney fees or costs subsequently incurred by Indemnitee in connection with Indemnitee's defense except as otherwise provided below. Indemnitee shall have the right to employ his or her counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof and the assumption of such defense shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company in writing, (ii) Indemnitee shall have reasonably concluded that there is or is reasonably likely to be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company; and

12.3    The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim which would impose any limitation, payment obligation, cost or penalty on Indemnitee without Indemnitee's written consent.    Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

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12.4    Indemnitee shall provide reasonable cooperation to the Company and counsel selected pursuant to Section 12.2 in connection with the defense of any Proceeding, including providing to the Company and such counsel, upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such defense. Any Expenses reasonably incurred by Indemnitee in so cooperating shall be borne by the Company and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

13.	Contribution.

13.1    Whether or not the indemnification provided in Section 4 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance and to the fullest extent permitted by applicable law, the entire amount of any Expenses and Liabilities without requiring Indemnitee to contribute to such payment and the Company hereby waives and, to the fullest extent permitted by applicable law, relinquishes any right of contribution it may have against Indemnitee with respect to such Expenses and Liabilities. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

13.2    Without diminishing or impairing the obligations of the Company set forth in Section 13.1, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses or Liabilities in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all Agents of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations that may be required to be considered under applicable law. The relative fault of the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

13.3    The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by Agents of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

13.4    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than as set forth in Section 10, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Expenses and Liabilities incurred by Indemnitee in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect the relative benefits received by the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all Agents of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations which may be required to be considered under applicable law. The relative fault of the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

14.Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

15.	Miscellaneous Provisions.

15.1    Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held by a court of competent jurisdiction or arbitrator to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.
15.2    Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Liabilities of any type whatsoever incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding but not entitled to all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof for which it has been determined pursuant to Section 6 hereof that Indemnitee is not entitled.

15.3    Subrogation. In the event of payment to the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15.4    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

15.5    Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent not now or hereafter prohibited by law.

15.6    Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

15.7    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any of the other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

15.8    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)    To Indemnitee at the address set forth below Indemnitee signature hereto:
(b)    To the Company at: Bridgepoint Education,Inc.
13500 Evening Creek Dr., Ste. 600 San Diego, CA 92128
Telephone: (858) 513-9240
Facsimile: (858) 513-9239 Attention: Chief Executive Officer

With Copies to: Secretary and General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

15.9    Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

15.10    Consent to Jurisdiction. Pursuant to Delaware General Corporation Law § 145(k), the Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this agreement and agree that any action instituted under this agreement shall be brought only in the state courts of the State of Delaware.

15.11    Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understanding between the parties hereto with respect to the subject matter of this Agreement, except as provided in Sections 3 and 9 or otherwise specifically referred to herein.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on the day and year first above written.

BRIDGEPOINT EDUCATION, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title:
Address:

Telephone:
Facsimile: